Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Basic Earth Science Systems, Inc. (the “Company”) on Form 10-KSB for the period ended March 31, 2003 to be filed with the Securities and Exchange Commission on June 27, 2003 (the “Report”), I, Ray Singleton, as President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ RAY SINGLETON	June 24, 2003
Ray Singleton, President and Chief Executive Officer